                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                             NATHAN'S FAMOUS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                             NATHAN'S FAMOUS, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(I)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(I)3.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     3)  Filing Party:

        ------------------------------------------------------------------------

     4)  Dated Filed:

        ------------------------------------------------------------------------

                             NATHAN'S FAMOUS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 12, 2002

To our Stockholders

     The Annual Meeting of Stockholders of NATHAN'S FAMOUS, INC. will be held on Thursday, September 12, 2002 at the Conference Room on the Lower Level at 1400 Old Country Road, Westbury, New York at 10:00 a.m. At the meeting, you will be asked to vote on

     1. The election of seven directors to the Board of Directors;

     2. Adoption of our 2002 Stock Incentive Plan; and

     3. Any other matters that properly come before the meeting.

     If you are a stockholder of record at the close of business on July 17, 2002, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about July 26, 2002.

     Please sign, date and return the enclosed proxy as soon as possible so your shares may be voted as you direct.

                                          By Order of the Board of Directors,
                                          RONALD G. DEVOS
                                          Secretary

Dated: Westbury, New York
       July 26, 2002

                             NATHAN'S FAMOUS, INC.
                             1400 OLD COUNTRY ROAD
                            WESTBURY, NEW YORK 11590

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                          THURSDAY, SEPTEMBER 12, 2002

     Our annual meeting of stockholders will be held on Thursday, September 12, 2002 at the Conference Room on the Lower Level at 1400 Old Country Road, Westbury, New York at 10:00 a.m. Our Board of Directors is soliciting your proxy to vote your shares of common stock at the annual meeting. This proxy statement, which was prepared by our management for the board, contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting and is first being sent to stockholders on or about July 26, 2002.

                               ABOUT THE MEETING

What is being considered at the meeting?

     You will be voting:

     1. For the election of seven directors for a term of 1 year; and

     2. On adoption of our 2002 Stock Incentive Plan.

     In addition, our management will report on our performance during fiscal 2002 and respond to your questions.

Who is entitled to vote at the meeting?

     You may vote if you owned stock as of the close of business on July 17, 2002. Each share of stock is entitled to one vote.

How do I vote?

     You can vote in two ways:

     1. By attending the meeting; or

     2. By completing, signing and returning the enclosed proxy card.

Can I change my mind after I vote?

     Yes, you may change your mind at any time before the polls close at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting, or (2) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?

     Proxies that are signed and returned but do not include voting instructions will be voted FOR (1) the election of the nominee directors and (2) the adoption of our 2002 Stock Incentive Plan.

What does it mean if I receive more than one proxy card?

     It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, 718-921-8000.

Will my shares be voted if I do not provide my proxy?

     Yes, if they are held in a brokerage account. Your shares may be voted under certain circumstances if they are held in the name of the brokerage firm. Brokerage firms generally have the authority to vote customers unvoted shares, which are called "broker non-votes," on certain routine matters. Shares represented by broker non-votes will be counted as voted by the brokerage firm in the election of directors and, if the brokerage firm has the authority to vote, for the adoption of the 2002 Stock Incentive Plan. When a brokerage firm votes its customer's unvoted shares, these shares are also counted for purposes of establishing a quorum.

     If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

How many votes must be present to hold the meeting?

     Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of July 17, 2002, must be present at the meeting. This is referred to as a quorum. On July 17, 2002, we had 6,157,912 shares issued and outstanding, excluding treasury shares.

What vote is required to elect directors?

     Directors are elected by a plurality of the votes cast. Abstentions will have no effect on the voting outcome with respect to the election of directors.

What vote is required to approve the 2002 Stock Incentive Plan?

     The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the 2002 Stock Incentive Plan will be required for approval. A properly executed proxy marked ABSTAIN will not be voted. Accordingly, abstentions will not be included in the vote totals and so will have no effect on the vote for approval of the 2002 Stock Incentive Plan.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Our Certificate of Incorporation presently provides for a Board of Directors consisting of not less than three nor more than twenty-seven directors. Our Board of Directors now consists of seven directors, as set forth below.

                                                            PRINCIPAL                        DIRECTOR
NAME                             AGE                       OCCUPATION                         SINCE
----                             ---                       ----------                        --------
Wayne Norbitz..................  54     President, Chief Operating Officer and Director        1989
Robert J. Eide(1)(2)...........  49     Chairman and Chief Executive Officer -- Aegis          1987
                                        Capital Corp.
Brian S. Genson(1)(2)..........  53     President -- Pole Position Investments                 1999
Barry Leistner(1)(2)...........  51     President and Chief Executive Officer -- Koenig        1989
                                        Iron Works, Inc.
Howard M. Lorber...............  53     President and Chief Operating Officer -- New           1987
                                        Valley Corp.
Donald L. Perlyn...............  59     President -- Miami Subs Corporation                    1999
A. F. Petrocelli...............  58     President and Chairman of the Board -- United          1993
                                        Capital Corp.

---------------
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

     Unless you indicate otherwise, shares represented by executed proxies will be voted FOR the election as directors of the persons listed above. If any of them is unavailable, the shares will be voted for a substitute nominee designated by the Board of Directors. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

DIRECTOR BIOGRAPHIES

     The following is a brief account of our directors' business experience:

     ROBERT J. EIDE has been Chairman and a principal shareholder in Aegis Capital Corp., a broker-dealer and a member firm of the NASD, since 1984 and its Chief Executive Officer since October 2001. He has been a director of Vector Group Ltd, a company engaged through its subsidiaries in the manufacture and sale of cigarettes in the United States and Russia, since November 1993, and Ladenberg Thalman Financial Services, Inc., an investment banking and brokerage firm, since May 2001.

     BRIAN S. GENSON has been President of Pole Position Investments, a company engaged in the motor sport business, since 1989. Mr. Genson also serves as a managing director of F1 Action located in Stanstead, England and is engaged in investing in the motor sport industry. Mr. Genson was also responsible for introducing Ben and Jerry's Ice Cream Company to the Japanese market. Mr. Genson previously served as a director of Nathan's from 1987 to 1989.

     BARRY LEISTNER has been President and Chief Executive Officer of Koenig Iron Works, Inc., a company engaged in the fabrication and erection of structural steel, since 1979. Mr. Leistner is also engaged in general construction, real estate development and sales in Maine and New York.

     HOWARD M. LORBER has been Chairman of the Board since 1990, Chief Executive Officer since 1993 and a director since 1987. Mr. Lorber has been President and Chief Operating Officer of New Valley Corporation, a company engaged, through its subsidiaries, in the real estate business in the United States and Russia, since November 1994 and has served as a director of New Valley Corporation since 1991. Mr. Lorber has been President, Chief Operating Officer and a director of Vector Group Ltd., a holding company and an affiliate of New Valley Corporation, since January 2001. Mr. Lorber has been Chairman of the Board of Ladenberg Thalman Financial Services Inc., an investment banking and brokerage firm, since May 2001. He has been the Chairman of Hallman & Lorber Associates, Inc., an employee benefit and pension consulting firm, and various affiliates, since 1975. Mr. Lorber has been a stockholder and registered representative of Aegis Capital Corp, a broker-dealer and member firm of the NASD, since 1984. Mr. Lorber also serves as a director of United Capital Corp., a manufacturing and real estate company, since May 1991 and Prime Hospitality Corporation, an owner and operator of hotel properties, since May 1994. He is also a trustee of Long Island University and Babson College.

     WAYNE NORBITZ has been an employee since 1975 and has been President since October 1989. He previously held the positions of Director of Operations, Vice President of Operations, Senior Vice President of Operations and Executive Vice President. Prior to joining us, Mr. Norbitz held the position of Director of Operations of Wetson's Corporation.

     DONALD L. PERLYN has been an Executive Vice President since September 2000. Prior to our merger with Miami Subs Corporation, Mr. Perlyn was a member of Miami Subs' board of directors. In July 1998, Mr. Perlyn was appointed President and Chief Operating Officer of Miami Subs and continues to serve in that capacity. Prior to July 1998, Mr. Perlyn had been Miami Subs' Executive Vice President of Franchise Development since March 1992. From September 1990 to February 1992, Mr. Perlyn served as Miami Subs' Senior Vice President of Franchising and Development. Between August 1990 and December 1991, he was Senior Vice President of Franchising and Development for QSR, Inc., one of Miami Subs' predecessors and an affiliate. Mr. Perlyn also serves as a director of IMSI, Inc. and is an officer, director and a principal of DEMAC Restaurant Corp., a former franchisee of Miami Subs.

     A. F. PETROCELLI has been the Chairman of the Board and President of United Capital Corp., a company engaged in the ownership and management of real estate and the manufacture and sale of engineered products, for more than the last five years. Mr. Petrocelli is also a director of Prime Hospitality Corp., an owner and operator of hotel properties, since 1992 and Chairman, Chief Executive Officer and President since

1998. He is a director of Philips International Realty Corp., a real estate investment trust, since 1997 and a director of the Boyar Value Fund, Inc., a public mutual fund, since 1997.

DIRECTORS' COMPENSATION

     Directors who are not our employees receive an annual fee of $7,500 and a fee of $750 for each Board of Directors or committee meeting attended. In addition, members of committees of the Board of Directors also receive an annual fee of $1,000 for each committee on which they serve.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     There were two meetings of the Board of Directors during the fiscal year ended March 31, 2002. Each director attended or participated in all of the meetings of the Board of Directors and the committees thereof on which he served, except for one director, who participated in approximately 55% of such Board and committee meetings.

     For the fiscal year ended March 31, 2002, there were five meetings of the Audit Committee and two meetings of the Compensation Committee. Our Audit Committee is involved in discussions with our independent auditors with respect to the scope and results of our year-end audit, our quarterly results of operations, our internal accounting controls and the professional services furnished by the independent auditors. See "Audit Committee Report." The Compensation Committee recommends to the Board of Directors executive compensation and the granting of stock options to key employees. See "Compensation Committee Report on Executive Compensation." During fiscal 2002, we had no standing nominating committee or any committee performing similar functions.

CERTAIN TRANSACTIONS

     Mr. Donald L. Perlyn has been an officer of Miami Subs since 1990, a director since 1997 and President and Chief Operating Officer since July 1998. Mr. Perlyn served as a member of the Board of Directors of Arthur Treacher's Inc. until March 2002 when Arthur Treacher's, Inc. was sold in a private transaction. Miami Subs has been granted certain exclusive co-branding rights by Arthur Treacher's, Inc. and Mr. Perlyn had been granted options to acquire approximately 175,000 shares of Arthur Treachers' common stock. These options were converted into options of the entity that sold Arthur Treacher's, Inc.

              PROPOSAL 2 -- APPROVAL OF THE NATHAN'S FAMOUS, INC.
                           2002 STOCK INCENTIVE PLAN

INTRODUCTION

     Our Board of Directors has approved and recommended for stockholder approval the Nathan's Famous, Inc. 2002 Stock Incentive Plan (the "Plan"). The material features of the Plan are summarized below. The summary does not change the actual terms of the Plan, which is included as Exhibit A to this Proxy Statement.

     The purpose of the Plan is to provide the benefits of additional incentive inherent in ownership of Nathan's common stock by our executive officers, other key employees, non-employee directors and consultants, who we view as important to our success. The Plan helps us to compete with other organizations in obtaining and retaining the services of these persons. The persons to whom awards are made under the Plan are referred to as "participants." A "non-employee director" is a director of Nathan's who is not an employee of Nathan's or any affiliate.

     The maximum number of shares of common stock which may be issued under the Plan is 300,000 shares. Shares issued under the Plan that are subsequently forfeited will not count against the limit on the maximum number of shares that may be issued under the Plan.

     The Plan provides for the award of stock options and restricted stock. Options will be non-qualified stock options. Each type of award is described briefly below and they are referred to together as "awards." Our Board of Directors adopted the Plan on June 17, 2002, which is the effective date of the Plan.

     There are currently about 21 individuals eligible to participate in the Plan, of whom four are non-employee directors, six are executive officers and the remainder are key employees.

ADMINISTRATION

     The Plan will be administered by a Committee of the Board. The Plan provides that each member of the Committee must be a "Non-Employee director" for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Among other functions, the Committee has power (a) to select the participants, (b) to determine the number of shares covered by awards, and (c) within the limits of the Plan, to set the terms of awards.

OPTIONS

     An option is the right to purchase a specified number of shares of common stock at a specified exercise price. The exercise price per share of common stock subject to an option will be determined by the Committee. However, the exercise price per share may not be less than the fair market value of a share of common stock on the date the award is made. For as long as the common stock is quoted on Nasdaq, fair market value will be the closing sale price as reported on Nasdaq.

     The term of an option will be determined by the Committee, but may not be more than ten years. Unless otherwise provided by the Committee, if conditions are met, options will vest up to one-half on the first anniversary of the grant date and the balance on the second anniversary of the grant date. Vesting means that an option may be exercised by the participant. Conditions to vesting can include remaining as an employee or non-employee director for a specified period or the achievement of performance goals set by the Committee. The vesting of options that would otherwise vest at a later date if the participant remained with the Company may be accelerated to an earlier date if performance goals are satisfied.

     Options are exercised by payment in full of the exercise price, which may be paid in cash or by delivery of shares of common stock owned by the participant having a fair market value equal to the exercise price or by a combination of cash and shares. Options may also be exercised through sale of the shares received on exercise with sufficient proceeds from the sale remitted to Nathan's to pay the exercise price.

     Generally, an option which is otherwise exercisable, may be exercised during the participant's lifetime at any time but only by him and only if, at the time of exercise, he is either employed by us, or any affiliate or subsidiary (referred to as "our companies") or if his employment with our companies was terminated during the three month period ending on the date of the exercise.

     EXTENDED EXERCISE PERIODS

     Upon termination of employment on account of total disability, the participant may exercise an option at any time within one year after termination.

     Upon termination of employment on account of the death of the participant either (i) while an employee of our companies, (ii) within one year after termination of employment on account of total disability, or (iii) within three months after termination of employment for any other reason, the participant's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the participant may exercise the participant's option at any time within the period of two years from the date of death.

     ACCELERATED VESTING OF OPTIONS

     An option which is otherwise not exercisable on the date of termination does not become exercisable solely by reason of such termination. However, upon termination of employment on account of the death of the participant either (i) while an employee of our companies, or (ii) within one year after termination of employment on account of total disability, all options -- whether or not exercisable on the date of death -- will become exercisable in full.

RESTRICTED STOCK

     Restricted stock is common stock that is not freely transferable to the participant until specified restrictions lapse or specified conditions are met. In this description, these restrictions and conditions are referred to together as restrictions. The Plan authorizes the issuance of up to a total of 100,000 shares of restricted stock. Restricted stock that is forfeited will not count against the limit on the maximum number of restricted shares.

     Restricted stock will be subject to such restrictions as the Committee may impose; provided, that the term of the restriction cannot be less than one year unless otherwise determined by the Committee. Unless otherwise provided by the Committee, upon termination of a participant's employment during the applicable restriction period for any reason other than death or disability, all shares of restricted stock still subject to restriction will be forfeited. Upon death or disability of a participant, awards will provide that the restrictions still in effect will immediately lapse and the person entitled to receive such shares under law will take them free and clear of any restriction.

ADJUSTMENTS AND CHANGE OF CONTROL

     In the event of any corporate transaction involving Nathan's, including any stock dividend, stock split, extraordinary cash dividend, recapitalization or merger, the Committee will have the authority to adjust the number and type of shares that may be issued under the Plan, including the limit on the number of shares of restricted stock, and any awards that are outstanding.

     Upon a change of control of Nathan's, as defined by the Plan, at the option of the Committee, all awards become vested immediately and all restrictions will lapse.

     For the purpose of the Plan, a change in control is defined as:

     - a change in control as such term is presently defined in Regulation 240.12b-(f) under the Securities Exchange Act of 1934 ("Exchange Act"); or

     - if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than Nathan's or any "person" who on the date of the adoption of the Plan is a director or officer of

       Nathan's, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities representing twenty percent (20%) or more of the voting power of Nathan's then outstanding securities; or

     - if during any period of two (2) consecutive years during the term of the Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority of the board.

LIMITS ON INDIVIDUAL AWARDS AND TRANSFERABILITY

     The maximum number of shares covered by all awards made to any one participant is 100,000 shares. Unless otherwise provided by the Committee, no award may be transferred by any participant other than by will, by designation of a beneficiary or by the laws of descent and distribution.

AMENDMENT AND TERMINATION

     The Board or the Committee may amend or terminate the Plan at any time. However, the approval of the stockholders is required for amendments that increase the maximum number of shares that may be issued under the Plan; increase the maximum aggregate number of shares of restricted stock that may be issued under the Plan; increase the maximum number of shares covered by awards to any one participant; decrease the minimum option exercise price; increase the maximum term of an option to more than ten years; or reprice any outstanding options. No amendment or termination of the Plan will adversely affect any award outstanding without the approval of the affected participant. The Plan will terminate on June 16, 2012.

WITHHOLDING

     Not later than the date on which an amount with respect to an award first becomes includable in the income of a participant who is an employee, the participant is required to pay to us or make arrangements satisfactory to us regarding the payment of any taxes required by law to be withheld with respect to such amount. The Committee may permit withholding obligations to be settled with shares of common stock, including shares of common stock that are part of an award that gives rise to the withholding requirement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

     The rules governing the tax treatment of the awards are quite technical. Therefore, the description of the Federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations and their applications may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the Federal income tax laws.

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS

     The grant of an option under the Plan will create no income tax consequences to the participant or to us. A participant who is granted an option will generally recognize ordinary income at the time of exercise in an amount by which the fair market value of the common stock at such time exceeds the exercise price.

     We will be entitled to an income tax deduction in the same amount of, and the same time that, income is recognized by the participant, subject to the requirement of reasonableness, certain limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, and the satisfaction of certain income and employment tax withholding obligations.

     Any gain or loss on the participant's subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. We will not be entitled to receive an income tax deduction for any such gain.

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF RESTRICTED STOCK

     A participant will not recognize income upon the award of restricted stock unless the election described below is made. A participant who has not made such an election will recognize ordinary income at the end of the applicable restriction period in an amount equal to the fair market value of the restricted stock at such time. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein. Dividends paid in cash and received by a participant prior to the end of the applicable restriction period will constitute ordinary income to the participant in the year paid.

     We will be entitled to an income tax deduction in the same amount of, and the same time that, income is recognized by the participant, subject to the requirement of reasonableness, certain limitations imposed by Section 162(m) of the Code and the satisfaction of certain income and employment tax withholding obligations.

     Any gain or loss on the participant's subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following the end of the applicable restriction period. We will not be entitled to receive an income tax deduction for any such gain.

     A participant may, within thirty days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award, determined without regard to any of the restrictions. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the participant in the year of payment. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

     We will be entitled to an income tax deduction in the same amount of, and the same time that, income is recognized by the participant, subject to the requirement of reasonableness, certain limitations imposed by Section 162(m) of the Code and the satisfaction of certain income and employment tax withholding obligations.

     Any gain or loss on the participant's subsequent disposition of the shares of common stock (other than by forfeiture) will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following the date of grant of such restricted stock. We will not be entitled to receive an income tax deduction for any such gain.

     If a participant who has made an election subsequently forfeits the restricted stock, the participant will not be entitled to deduct any loss. In addition, we would then be required to include as ordinary income the amount of the deduction we originally claimed with respect to such shares.

The foregoing is only a summary of the federal income tax consequences of Plan transactions and is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss the tax consequences of a participant's death.

     No awards have been made under the 2002 Stock Incentive Plan, and the awards that may be made are not currently determinable. The Equity Compensation Plan Information table, below, sets forth certain information about outstanding options awarded under the Company's 1992 Stock Option Plan, Outside Director Stock Option Plan, 1998 Stock Option Plan and 2001 Stock Option Plan.

STOCKHOLDER VOTE REQUIRED

     The affirmative vote of a majority of the votes cast on the Plan is required for approval of the Plan. Shares represented by proxies that reflect abstentions will not be treated as "votes cast."

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2002 STOCK INCENTIVE PLAN. YOUR SHARES WILL BE VOTED FOR THE PLAN, UNLESS INDICATED OTHERWISE ON THE PROXY.

                               SECURITY OWNERSHIP

     The following table sets forth as of July 17, 2002, certain information with regard to ownership of our common stock by (i) each beneficial owner of 5% or more of our common stock, based solely on filings made with the Securities and Exchange Commission; (ii) each director and executive officer named in the "Summary Compensation Table" below; and (iii) all of our executive officers and directors as a group:

                                                                 COMMON STOCK       PERCENT
NAME AND ADDRESS(1)                                           BENEFICIALLY OWNED    OF CLASS
-------------------                                           ------------------    --------
Steel Partners II L.P. .....................................      1,059,637           17.1%
Quest Equities Corp. .......................................        360,000            5.8%
Dimensional Fund Advisors Inc. .............................        403,400            6.6%
Howard M. Lorber(2).........................................      1,021,413           14.9%
Wayne Norbitz(3)............................................        255,667            4.0%
Robert J. Eide(4)...........................................        155,320            2.5%
Barry Leistner(5)...........................................         64,167            1.0%
A. F. Petrocelli(5).........................................        112,667            1.8%
Donald Perlyn(6)............................................        192,558            3.0%
Brian S. Genson(7)..........................................          5,634           *
Ronald G. DeVos(8)..........................................         60,833           *
Donald P. Schedler(9).......................................         28,667           *
Directors and officers as a group (10 persons)(10)..........      1,841,924           24.4%

---------------
  *  Less than 1%

 (1) The addresses of the individuals and entities in this table are: Steel Partners II, L.P. 150 East 52nd Street, 21st Floor, New York, New York 10022; Quest Equities Corp., 8 Old Canal Crossing, Farmington, Connecticut 06032; Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401; Robert J. Eide and Howard M. Lorber, 70 East Sunrise Highway, Valley Stream, New York 11581; Barry Leistner, 223 West 19th Street, New York, New York 10011; Brian S. Genson, 100 Crystal Court, Hewlett, NY 11557; Donald Perlyn, 6300 N.W. 31st Avenue, Fort Lauderdale, FL 33309; A. F. Petrocelli, 9 Park Place, Suite 401, Great Neck, New York 11021; and Wayne Norbitz, Ronald G. DeVos and Donald Schedler, 1400 Old Country Road, Suite 400, Westbury, New York 11590.

 (2) Includes options exercisable within 60 days to purchase an aggregate of 380,001 shares and warrants exercisable within 60 days to purchase 300,000 shares. Also includes 75,000 shares owned by the Howard M. Lorber Irrevocable Trust, as to which Mr. Lorber disclaims beneficial ownership.

 (3) Includes options exercisable within 60 days to purchase 212,667 shares.

 (4) Includes options exercisable within 60 days to purchase 64,167 shares and 75,000 shares owned by the Howard M. Lorber Irrevocable Trust, for which Mr. Eide is trustee.

 (5) Includes options exercisable within 60 days to purchase 64,167 shares.

 (6) Includes options exercisable within 60 days to purchase 192,558 shares.

 (7) Includes options exercisable within 60 days to purchase 2,500 shares.

 (8) Includes options exercisable within 60 days to purchase 60,833 shares.

 (9) Includes options exercisable within 60 days to purchase 26,667 shares.

(10) Includes 454,199 shares beneficially owned by Messrs. Eide, Genson, Lorber, Perlyn, Petrocelli, Leistner, Norbitz, DeVos and Schedler, after elimination of shares as to which beneficial ownership is shared by more than one member of this group (see notes 2 and 4, above), 1,087,725 shares subject to stock options exercisable within 60 days and 300,000 shares subject to warrants exercisable within 60 days by Mr. Lorber.

                                   MANAGEMENT

OFFICERS OF THE COMPANY

     Our executive officers are:

NAME                             AGE                   POSITION WITH THE COMPANY
----                             ---                   -------------------------
Howard M. Lorber...............   53  Chairman of the Board and Chief Executive Officer
Wayne Norbitz..................   54  President and Chief Operating Officer
Donald L. Perlyn...............   59  Executive Vice President
Carl Paley.....................   65  Senior Vice President -- Franchise and Real Estate
                                      Development
Ronald G. DeVos................   47  Vice President -- Finance, Chief Financial Officer and
                                      Secretary
Donald P. Schedler.............   49  Vice President -- Development, Architecture and Construction

     CARL PALEY joined us as Director of Franchise Development in May 1989 and was promoted to Vice President -- Franchise Development in September 1989 and Senior Vice President in April 1993. From November 1985 to May 1989 he provided consulting services to franchise companies through Carl Paley Enterprises. Mr. Paley served as Vice President of Franchising of The Haagen-Dazs Shoppe Co., Inc. from June 1978 to November 1985. Prior to November 1985, Mr. Paley was a Vice President of Carvel Corporation and was responsible for marketing, public relations, advertising, promotions and training.

     RONALD G. DEVOS joined us as Vice President -- Finance and Chief Financial Officer in January 1995 and became Secretary in April 1995. Prior to January 1995, he was Controller of a large Wendy's franchisee, from June 1993 to December 1994. Mr. DeVos was Vice President -- Controller of Paragon Steakhouse Restaurants, Inc., a wholly owned subsidiary of Kyotaru Company Ltd., from May 1989 to October 1992, and Controller of Paragon Restaurant Group, Inc. and its predecessors, from October 1984 to May 1989. Mr. DeVos holds an M.B.A. from St. John's University and a B.A. from Queens College.

     DONALD P. SCHEDLER joined us in March 1989 as Director of Architecture and Construction, was made Vice President -- Architecture and Construction in February 1991 and was made Vice President -- Development, Architecture and Construction in January 2000. Prior to March 1989, he was a Director of Construction for The Riese Organization, restauranteurs, from January 1988 to February 1989 and an Associate and Project Architect with Frank Guillot Architects, Ltd. from June 1985 to January 1988. Mr. Schedler is a registered architect in the states of Vermont and New York, and holds a B.A. degree in economics from Susquehanna University and a M.A. degree in architecture from Syracuse University.

     For the biographies of Messrs. Lorber, Norbitz and Perlyn, please see "Proposal 1 -- Election of Directors -- Director Biographies."

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us to our Chief Executive Officer and each of the four other highest paid executive officers for the three fiscal years ended March 31, 2002, March 25, 2001 and March 26, 2000:

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM COMPENSATION
                                                     ANNUAL COMPENSATION            -----------------------
                                            -------------------------------------   RESTRICTED   SECURITIES
NAME AND                          FISCAL                           OTHER ANNUAL       STOCK      UNDERLYING      ALL OTHER
PRINCIPAL POSITION                 YEAR      SALARY     BONUS     COMPENSATION(1)   AWARDS($)    OPTIONS(#)   COMPENSATION(2)
------------------                ------    --------   --------   ---------------   ----------   ----------   ---------------
Howard M. Lorber................   2002     $      1   $250,000       $12,000(3)       --         100,000         $   725
  Chairman of the Board and        2001            1    250,000        12,000(3)       --              --             725
  Chief Executive Officer          2000            1    250,000        12,000(3)       --         250,000             630
Wayne Norbitz...................   2002     $275,000   $ 40,000            --          --          30,000         $13,423
  President and Chief              2001      275,000     60,000       $58,173(4)       --              --          12,839
  Operating Officer                2000      260,096     60,000            --          --         100,000          12,133
Donald Perlyn...................   2002     $200,000   $ 13,333            --          --          17,500         $ 5,855
  Executive Vice President         2001      200,000     20,000            --          --              --           5,855
                                   2000(5)   100,000     20,000            --          --              --              --
Ronald G. DeVos.................   2002     $155,000   $ 16,667            --          --          12,500         $ 2,310
  Vice President -- Finance and    2001      155,000     25,000            --          --              --           2,189
  Chief Financial Officer          2000      155,000     35,000            --          --          50,000           1,768
Donald P. Schedler..............   2002     $140,000   $ 10,000            --          --          10,000         $ 1,912
  Vice President -- Architecture   2001      140,000     15,000            --          --              --           1,834
  and Development                  2000      124,625     10,000            --          --          10,000           1,582

---------------
(1) Except where otherwise indicated, no other annual compensation is shown because the amounts of perquisites and other non-cash benefits provided by us do not exceed the lesser of $50,000 or 10% of the total annual base salary and bonus disclosed in this table for the respective officer.

(2) The amounts disclosed in this column include our contributions on behalf of the named executive officer to the Nathans' 401(k) retirement plan and premiums for life and/or disability insurance, respectively, for fiscal 2002, for Mr. Lorber in the sums of $0 and $725, for Mr. Norbitz in the sums of $1,920 and $11,503, for Mr. Perlyn in the sum of $0 and $5,855, for Mr. DeVos in the sum of $1,585 and $725, and for Mr. Schedler in the sums of $1,225 and $687.

(3) Represents automobile allowance.

(4) Represents accrued vacation pay.

(5) Mr. Perlyn became an employee of Nathan's during fiscal 2000.

EMPLOYMENT CONTRACTS

     We entered into a new employment agreement with Howard M. Lorber, our Chairman and Chief Executive Officer, effective as of January 1, 2000. The agreement expires December 31, 2004. Pursuant to the agreement, Mr. Lorber receives a base salary of $1 and an annual bonus equal to 5 percent of our consolidated pre-tax earnings for each fiscal year, with a minimum bonus of $250,000. The agreement further provides for a three-year consulting period after the termination of employment during which Mr. Lorber will receive consulting payments in an annual amount equal to two-thirds of the average of the annual bonuses awarded to him during the three fiscal years preceding the fiscal year of termination of his employment. The employment agreement also provides for life insurance and for the continuation of certain benefits following death or disability. In connection with the agreement, we issued to Mr. Lorber 25,000 shares of common stock.

     In the event that Mr. Lorber's officer's employment is terminated without cause, he is entitled to receive his salary and bonus for the remainder of the contract term. The employment agreement further provides that in the event there is a change in the control, as defined in the agreement, Mr. Lorber has the option, exercisable within one year after such event, to terminate his employment agreement. Upon such termination, he has the right to receive a lump sum cash payment equal to the greater of (A) his salary and annual bonuses for the remainder of the employment term (including a prorated bonus for any partial fiscal year), which bonus shall be equal to the average of the annual bonuses awarded to him during the three fiscal years preceding the fiscal year of termination; or (B) 2.99 times his salary and annual bonus for the fiscal year immediately preceding the fiscal year of termination, as well as a lump sum cash payment equal to the difference between the exercise price of any exercisable options having an exercise price of less than the then current market price of our common stock and such then current market price. In addition, we will provide Mr. Lorber with a tax gross-up payment to cover any excise tax due.

     In December 1992, we entered into an employment agreement with Wayne Norbitz, for a term expiring on December 31, 1996, providing for an annual base salary of $275,000, as amended, and various benefits, including participation in our executive bonus program. The agreement also provides, among other things, that, if Mr. Norbitz is terminated without cause, we will pay Mr. Norbitz an amount equal to his then annual salary and benefits for a six-month period following delivery of the termination notice plus a severance benefit of one year's annual compensation. The agreement, as amended, provides that Mr. Norbitz shall have the right, exercisable for a six-month period, to terminate the agreement and receive an amount equal to three times his compensation during the most recent fiscal year, less $100, in the event of a change in control of the company. The employment agreement was extended through December 31, 1997, on the original terms and automatically renews for successive one year periods unless 180 days prior written notice is delivered to Mr. Norbitz. No such non-extension notice has been delivered to date.

     On September 30, 1999, Miami Subs entered into an employment agreement with Donald L. Perlyn, pursuant to the merger agreement, for a term expiring on September 30, 2002, providing for an annual base compensation of $200,000 and certain other benefits, including participation in our executive bonus program. We guaranteed the obligations of Miami Subs under the agreement. The term of the agreement automatically extends for successive one year periods unless 180 days prior written notice is delivered by one party to the other. In the event that notice of non-renewal is delivered, Mr. Perlyn is entitled to be paid an amount equal to his base salary as then in effect. The agreement also provides, among other things, that if Mr. Perlyn is terminated without cause, we will pay Mr. Perlyn an amount equal to three time his base salary as in effect at the time of his termination. The agreement provides that Mr. Perlyn shall have the right, exercisable for a thirty-day period, to terminate the agreement and receive an amount equal to three times his base salary, together with a pro rata portion of his bonus, for the most recent fiscal year, in the event of a change in control of Miami Subs. No non-extension notice has been delivered to date.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to stock options granted to the officers named in the Summary Compensation Table for the fiscal year ended March 31, 2002

                       OPTION GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS                                   POTENTIAL REALIZED VALUE AT
                           ----------------------------------------                          ASSUMED ANNUAL RATES
                                          % OF TOTAL                                      OF STOCK PRICE APPRECIATION
                           NUMBER OF    OPTIONS GRANTED   EXERCISE                       FOR FIVE-YEAR OPTION TERM(2)
                            OPTIONS      EMPLOYEES IN       PRICE                        -----------------------------
NAME                       GRANTED(1)     FISCAL YEAR     PER SHARE   EXPIRATION DATE         5%              10%
----                       ----------   ---------------   ---------   ----------------   -------------   -------------
Howard M. Lorber.........   100,000           39%           $3.20     October 30, 2006        $88,000        $195,000
Wayne Norbitz............    30,000           12%           $3.20     October 30, 2006         26,400          58,500
Donald Perlyn............    17,500            7%           $3.20     October 30, 2006         15,400          34,125
Ronald G. DeVos..........    12,500            5%           $3.20     October 30, 2006         11,000          24,375
Donald P. Schedler.......    10,000            4%           $3.20     October 30, 2006          8,800          19,500
Increase in market value of Nathan's stock for all stockholders.......................             5%             10%
at assumed annual rates of stock price appreciation over five-year....................   (to $4.08/sh)   (to $5.15/sh)
period used in the table above(3).....................................................     $5,419,000     $12,008,000

---------------
(1) These options are exercisable for five years. Each grant of these options is exercisable for 33.3% of the shares covered thereby as of the first anniversary from the date of grant, 33.4% of the shares covered thereby as of the second anniversary from the date of grant and for the remaining 33.3% of the shares covered on the third anniversary from the date of grant.

(2) Potential Realizable Value is based on the assumed annual growth rates for the five-year option term and excludes the exercise price of the options. Annual growth of 5% results in a stock price of $4.08 per share and 10% results in a price of $5.15 per share. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock. There can be no assurance that the amounts reflected in this table will be achieved.

(3) These amounts represent the increase in the market value of Nathan's outstanding shares (6,157,912 shares as of July 17, 2002) that would result from the same stock price assumptions used to show the Potential Realizable Value for the named executive.

STOCK OPTION AND OTHER PLANS

  1992 Stock Option Plan.

     In December 1992, in order to attract and retain persons necessary for our success, we adopted the 1992 Stock Option Plan, as amended, covering up to 525,000 shares of common stock, under which our officers, directors and key employees are eligible to receive incentive and/or non-qualified stock options. The 1992 Plan, which expires on December 2, 2002, provides that it will be administered by the Board of Directors or a committee designated by the Board of Directors which consists of "non-employee directors" as defined in the Securities Exchange Act of 1934. The Compensation Committee currently administers the 1992 Plan. The selection of participants, allotments of shares, determination of price and other conditions relating to options are determined by the Board of Directors, or a committee thereof, in the Board's sole discretion. Incentive stock options granted under the 1992 Plan are exercisable for a period of up to ten years from the date of grant at an exercise price which is not less than the fair market value of the common stock on the date of the grant, except that the term of an incentive stock option granted under the 1992 Plan to a stockholder owning more than 10% of the outstanding common stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. At March 31, 2002, options for the following shares, exercisable for a ten-year period, had been granted and were outstanding under the 1992 Plan:

    72,834  shares exercisable at $7.00 per share as follows: 23,334 shares to Howard M. Lorber; 25,000 shares to Wayne Norbitz; 6,000 shares to Carl Paley; 6,000 shares to Donald Schedler and 12,500 shares in the aggregate to eight other employees.

    25,000  shares exercisable at $6.00 per share to Wayne Norbitz.
    34,000  shares exercisable at $8.00 per share as follows: 26,000 shares to Wayne Norbitz; 4,000 shares to
            Carl Paley; and 4,000 shares to Donald Schedler.
    25,000  shares exercisable at $6.60 per share to Howard M. Lorber.
    25,000  shares exercisable at $9.25 per share to Wayne Norbitz.
   100,000  shares exercisable at $4.375 per share to Howard M. Lorber.
    10,000  shares exercisable at $4.81 per share to Ronald DeVos.
    55,000  shares exercisable at $4.00 per share as follows: 25,000 shares to Howard M. Lorber, 15,000 shares to Wayne Norbitz, and 5,000 shares to each of Carl Paley, Donald P. Schedler and Ronald DeVos.
   105,000  shares exercisable at $3.9375 per share as follows 40,000 shares to Howard M. Lorber, 30,000 shares to Wayne Norbitz, 12,500 shares to Ronald DeVos, 5,000 shares to Carl Paley 5,000 shares to Donald
            Schedler and 12,500 shares in the aggregate to five other employees.
            Each of the above options is now fully exercisable.
     7,500  shares exercisable at $3.33 per share to Brian Genson.
    65,500  shares exercisable at $3.20 per share to twelve employees.

     Each option of the above options vests over 3 years ratably on the first, second and third anniversary. 2,500 of the above options are exercisable.

     Through July 17, 2002, 2,000 options granted under the 1992 Plan have been exercised, 176,166 options have been cancelled, all of which have been reissued, and no options have lapsed since the inception of the Plan.

  Outside Director Plan.

     We adopted the Nathan's Outside Director Stock Option Plan as of June 1, 1994 which covers up to 200,000 shares of common stock. The primary purposes of the Outside Director Plan are to attract and retain well-qualified persons for service as directors of Nathan's and to provide our outside directors with the opportunity to increase their proprietary interest in Nathan's, and thereby to increase their personal interest in our success and further align their interests with the interests of our stockholders through the grant of options to purchase shares of common stock. Through July 17, 2002, options to purchase up to 200,000 shares of common stock have been issued, options to purchase 150,000 shares are outstanding, options to purchase 50,000 shares have been cancelled and no options have lapsed under the Outside Director Plan. Since the Outside Director Plan is a formula plan which provided for grants only through June 1996, no additional shares are available for grant under the Outside Director Plan.

     Under the Outside Director Plan, each Non-Employee director then serving received:

     - on September 8, 1994, the date on which the Outside Director Plan was approved by stockholders, options to purchase 25,000 shares of common stock at a price of $6.25 per share, which was the average of the mean between the last reported "bid" and "asked" prices of shares of common stock on the five trading days preceding June 1, 1994;

     - on June 1, 1995 options to purchase 12,500 shares of common stock at a price of $4.50 per share, which was the average of the mean between the last reported "bid" and "asked" prices of shares of common stock on the five trading days preceding June 1, 1995; and

     - on June 1, 1996 options to purchase 12,500 shares of common stock at a price of $3.40 per share, which was the average of the mean between the last reported "bid" and "asked" prices if the common stock on the five trading days immediately preceding June 1, 1996.

     Options awarded to each Non-Employee director vest over a period of two years, subject to forfeiture under conditions specified in the option agreements, and are exercisable by the non-employee director upon vesting. Accordingly, all of the options currently outstanding under the Outside Director Plan are now fully vested.

     The Board of Directors has the responsibility and authority to administer and interpret the provisions of the Outside Director Plan. The Board shall appropriately adjust the number of shares for which awards may be granted under the Outside Director Plan in the event of reorganization, recapitalization, stock split, reverse stock split, stock dividend, exchange or combination of shares, merger, consolidation, rights offering, or any change in capitalization. The Board of Directors may at any time amend, rescind or terminate the Outside Director Plan, as it shall deem advisable; provided, however that:

     - no change may be made in awards previously granted under the Outside Director Plan which would impair participants' rights without their consent; and

     - no amendment to the Outside Director Plan shall be made without approval of Nathan's stockholders if the effect of the amendment would be to:

     - increase the number of shares reserved for issuance under the Outside Director Plan;

     - change the requirements for eligibility under the Outside Director Plan;
       or

     - materially modify the method of determining the number of options awarded under the Outside Director Plan.

  1998 Stock Option Plan.

     In April 1998, our Board of Directors adopted the Nathan's Famous, Inc. 1998 Stock Option Plan, under which any of our directors, officers, employees or consultants, or those of a subsidiary or an affiliate, may be granted options to purchase an aggregate 500,000 shares of common stock. The 1998 Plan is to be administered by the Board of Directors of Nathan's; provided, however, that the Board may, in the exercise of its discretion, designate from among its members a compensation committee or a stock option committee consisting of no fewer than two "non-employee directors", as defined in the Securities Exchange Act of 1934. The Compensation Committee currently administers the 1998 Plan. Subject to the terms of the 1998 Plan, the Compensation Committee may determine and designate those directors, officers, employees and consultants who are to be granted stock options under the 1998 Plan and the number of shares to be subject to options and the term of the options to be granted, which term may not exceed ten years. The Board of Directors or the committee shall also, subject to the express provisions of the 1998 Plan, have authority to interpret the 1998 Plan and to prescribe, amend and rescind the rules and regulations relating to the 1998 Plan. Only non-qualified stock options may be granted under the terms of the 1998 Plan. The exercise price for the options granted under the 1998 Plan will be not less than the fair market value on the date of grant. The option price, as well as the number of shares subject to the option, shall be appropriately adjusted by the committee in the event of stock splits, stock dividends, recapitalizations, and other specified events involving a change in Nathan's capital.

     On July 17, 2002, there were options outstanding to purchase an aggregate 500,000 shares of common stock with a weighted average exercise price of $3.3597, each of which has a term of ten years from its grant date are issued and outstanding. No options have lapsed since the inception of the 1998 Plan.

  2001 Stock Option Plan.

     In September 2001, our stockholders approved the 2001 Stock Option Plan under which our employees, officers, directors and consultants, and those of our subsidiaries and affiliates, may be granted options to purchase an aggregate of 350,000 shares of our common stock. The 2001 Plan may be administered by the Board of Directors or a compensation committee, consisting of two or more members of the Board of Directors who are Non-Employee directors, as defined under the Securities Exchange Act of 1934. Our Compensation Committee administers the 2001 Plan. Subject to the terms of the 2001 Plan, the Board of Directors or the

Committee may determine and designate those employees and consultants who are to be granted stock options under the 2001 Plan, the number of shares to be subject to such options and the term of the options to be granted, which term may not exceed ten years. The Board of Directors or the Committee also, subject to the express provisions of the 2001 Plan, has the authority to interpret the 2001 Plan and to prescribe, amend and rescind the rules and regulations relating to the 2001 Plan. Only non-qualified stock options may be granted under the terms of the 2001 Plan. The exercise price for the options granted under the 2001 Plan will not be less than 85% nor greater than 110% of the fair market value of our common stock at the date of grant. The option price, as well as the number of shares subject to options granted or to be granted, shall be appropriately adjusted by the Committee in the event of stock splits, stock dividends, recapitalizations and certain other events involving a change in or capital. Through July 17, 2002, 236,500 options were granted exercisable at prices of $3.20 and $3.96 per share under the 2001 Plan and 113,500 options remain available for grant.

EQUITY COMPENSATION PLAN INFORMATION

     The following chart summarizes the options and warrants outstanding and available to be issued at July 17, 2002:

                                                                                        NUMBER OF SECURITIES
                                                                                         REMAINING AVAILABLE
                                         NUMBER OF SECURITIES                            FOR FUTURE ISSUANCE
                                          TO BE ISSUED UPON       WEIGHTED-AVERAGE          UNDER EQUITY
                                             EXERCISE OF          EXERCISE PRICE OF      COMPENSATION PLANS
                                         OUTSTANDING OPTIONS     OUTSTANDING OPTIONS    (EXCLUDING SECURITIES
                                             AND WARRANTS           AND WARRANTS            REFLECTED IN
             PLAN CATEGORY                       (A)                     (B)                COLUMN(A))(C)
             -------------               --------------------    -------------------    ---------------------
Equity compensation plans approved by
  security holders.....................       1,339,896                $4.8083                 113,666
                                              ---------                -------                 -------
Equity compensation plans not approved
  by security holders..................         800,000                $3.5529                     -0-
                                              ---------                -------                 -------
  Total................................       2,139,896                $4.3390                 113,666
                                              =========                =======                 =======

  401(k) Savings Plan.

     We sponsor a retirement plan intended to be qualified under Section 401(k) of the Internal Revenue Code of 1986. All non-union employees over age 21 who have been employed by us for at least one year are eligible to participate in the plan. Employees may contribute to the plan on a tax deferred basis up to 15% of their total annual salary, but in no event more than the maximum permitted by the Internal Revenue Code ($11,000 in calendar 2002). Company contributions are discretionary. For the plan year ended December 31, 2001, we elected to make matching contributions at the rate of $.25 per dollar contributed by each employee vesting at the cumulative rate of 20% per year of service starting one year after commencement of service and, accordingly, after six years of an employee's service with us, matching contributions are fully vested. As of March 31, 2002, approximately 59 employees had elected to participate in the plan. For the fiscal year ended March 31, 2002, we contributed approximately $36,000 to the 401(k) plan, of which $1,920 was a matching contribution for Mr. Norbitz, $1,585 was a matching contribution for Mr. DeVos and $1,225 was a matching contribution for Mr. Schedler.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     During fiscal 2002, our Compensation Committee consisted of Messrs. Eide, Leistner and Genson. None of the Compensation Committee members are employees of the Company or any of its subsidiaries.

     Filings made by companies with the Securities and Exchange Commission sometimes "incorporate information by reference." This means the company is referring you to information that has been previously filed with the SEC and that this information should be considered as part of the filing you are reading. The Compensation Committee Report, Stock Performance Graph and Audit Committee Report in this proxy statement are not incorporated by reference into any other filings with the SEC.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

POLICY

     Nathan's cash compensation package for its executive officers consists of two components: (1) base salary; and (2) annual performance-based bonuses. Nathan's also provides stock option grants to its executive officers as a means to promote ownership in the company.

     Nathan's Compensation Committee is composed of directors who are not employees of Nathan's. The Compensation Committee is responsible for the approval and administration of the base salary level and annual bonus compensation programs, as well as the grant of stock options to executive officers and other key employees. In determining executive compensation levels, the Compensation Committee considers salary and bonus levels which will attract and retain qualified executives when considered with the other components of Nathan's compensation structure and rewarding executive officers for continuous improvement in their respective areas which contribute to continual increases in shareholder value.

     Nathan's philosophy for granting stock options is based on the principles of encouraging executive officers to remain with Nathan's and to encourage ownership in Nathan's. This provides executive officers with a long-term interest in Nathan's overall performance and gives them an incentive to manage with a view toward maximizing long-term shareholder value.

     Nathan's used the services of GK Partners, a compensation consulting firm, in establishing the compensation of Howard M. Lorber, the Chairman of the Board.

BASE SALARY

     The base compensation of each of Messrs. Lorber, Norbitz and Perlyn is established by contract. Messrs. Lorber and Norbitz annually assess the performance of all other executive officers and Nathan's financial results. Based on such assessment, Mr. Norbitz or Mr. Lorber may recommend salary increases. Any recommendations regarding officer compensation are subject to the terms of any existing employment agreements. Any salary increases are reviewed and subject to approval by the Compensation Committee.

     In determining executive officer salaries, the Compensation Committee reviews recommendations from Messrs. Lorber and Norbitz, including management's performance evaluations and Nathan's financial condition.

     For more information regarding the compensation and employment arrangements of Messrs. Lorber and Norbitz and other executive officers, see
"Management -- Employment Contracts".

ANNUAL BONUSES

     Executive officers and other key employees are eligible to earn annual bonuses.

     Management establishes performance goals for Nathan's growth and profitability. Based on these goals, management makes recommendations to the Compensation Committee as to the level of attainment of financial performance objectives necessary for bonus awards to be made to the executive officers. Management also evaluates whether each executive officer has met his specific objectives. These objectives are both quantitative in nature, such as sales and revenue goals and cost containment; and qualitative in nature, such as the development and retention of key personnel, assessment and development of quality products and services, and management effectiveness. The amount of the bonus paid to the executive for the prior fiscal year is also taken into consideration. If all of the company and individual goals are completely met, management generally recommends that the executive officer receive a bonus in an amount equal to or in excess of his prior year's bonus. To the extent either the company or the individual's goals are only partially met, management generally recommends that a lesser bonus be paid.

     At the end of each year, the Compensation Committee reviews the extent to which the company has actually attained its performance goals. The Compensation Committee also reviews recommendations by management regarding the extent to which each executive officer has met his individual objectives, regardless of whether such objectives are quantitative. The Committee makes its determination regarding executive officer bonuses based on the recommendations of management, the earnings of the company and taking into consideration the amount of the executive's bonus for the prior year. Specific relative weights are not assigned to each factor.

STOCK OPTION GRANTS

     Options to purchase common stock may be granted annually to executive officers and key employees under Nathan's various stock option plans. Grants are made at an option price of 100% of the market value on the date of grant. Nathan's philosophy in granting stock options is to increase executive officer ownership in Nathan's. Executive officers are incentivized to manage with a view toward maximizing long-term shareholder value. In determining the total number of options to be granted annually to all recipients, including executive officers, the Compensation Committee considers the number of options already held by the executive officer which are in or near-the-money and the performance of Nathan's during the immediately preceding year. During fiscal 2002, 170,000 options were granted to executive officers.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Under the employment agreement between Nathan's and Howard Lorber, Chairman of the Board and Chief Executive Officer, Mr. Lorber receives a base salary of $1 and an incentive bonus equal to five percent (5%) of the company's consolidated pre-tax earnings, but no less than $250,000. In light of this employment agreement, the Compensation Committee was not required to make any decision regarding Mr. Lorber's cash compensation. In addition, in October 2001, the Compensation Committee determined to award to Mr. Lorber options to purchase 100,000 shares of common stock under the 2001 Stock Option Plan in order to enhance Mr. Lorber's equity interest in Nathan's and motivate the maximization of stockholder value.

                                          The Compensation Committee:

                                          ROBERT EIDE, CHAIRMAN
                                          BARRY LEISTNER
                                          BRIAN S. GENSON

                             AUDIT COMMITTEE REPORT

     As required by its written charter, which sets forth its responsibilities and duties, the Audit Committee reviewed and discussed the audited financial statements with Nathan's management and discussed with Grant Thornton LLP, Nathan's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

     The Audit Committee has received from Grant Thornton the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with Grant Thornton that firm's independence. Based upon these discussions with management and the independent accountants, the Audit Committee recommended to Nathan's that the audited consolidated financial statements for Nathan's be included in Nathan's Annual Report on Form 10-K for the fiscal year ended March 31, 2002 for filing with the Securities and Exchange Commission.

     The Audit Committee has also reviewed and discussed the fees paid to Grant Thornton during the last fiscal year for audit and non-audit services, which are set forth below under "Audit Fees," and has determined that the provision of the non-audit services are compatible with the firm's independence.

                                          The Audit Committee:

                                          ROBERT EIDE, CHAIR
                                          BARRY LEISTNER
                                          BRIAN S. GENSON

INDEPENDENCE OF AUDIT COMMITTEE

     In fiscal 2002, our Audit Committee consisted of Robert J. Eide (Chairman), Barry Leistner and Brian S. Genson. Each of the persons who served on the Committee during fiscal 2002 is independent, as defined by Rule 4200(a)(15) of the NASD listing standards.

                                   AUDIT FEES

GENERAL

     We were billed by Grant Thornton LLP for fees in the aggregate amount of approximately $145,000 in respect of fiscal 2002. All of this amount were fees for the fiscal 2002 audit and other audit services. Prior to Grant Thornton LLP, until March 15, 2002, Arthur Andersen LLP acted as our independent auditors for fiscal 2002. During fiscal 2002, we paid Arthur Andersen LLP fees in the aggregate amount of $38,616, primarily for the review of our quarterly reports on Form 10-Q.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Grant Thornton LLP did not render any services related to financial information systems design and implementation during fiscal 2002.

ALL OTHER FEES

     Grant Thornton LLP did not render any other services, other than audit related services, for fiscal 2002. Consequently, aggregate fees billed for all other services rendered by Grant Thornton LLP for fiscal 2002 were $0.

                            STOCK PERFORMANCE CHART

     The following graph illustrates a comparison of cumulative stockholder return among Nathan's, Standard and Poors' 500 companies and Standard and Poors' restaurant companies for the period since March 1997 to our fiscal year end on March 31, 2002:

                                                  NATHAN'S FAMOUS, INC.             S & P 500               S & P RESTAURANTS
                                                  ---------------------             ---------               -----------------
3/97                                                     100.00                      100.00                      100.00
3/98                                                      96.67                      148.00                      125.20
3/99                                                      97.50                      175.32                      196.76
3/00                                                     105.01                      206.78                      152.42
3/01                                                      93.33                      161.95                      126.14
3/02                                                      95.71                      162.35                      147.58

---------------
* $100 Invested in March 1997 in stock or in Index, including reinvestment of dividends. Fiscal year ending March 31, 2002.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities to file report of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NASD. These officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and NASD.

     Based solely on our review of the copies of the forms we have received, we believe that all our executive officers, directors and greater than ten percent of beneficial owners complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 2002.

                              INDEPENDENT AUDITORS

     Grant Thornton LLP acted as the Company's independent auditors for the fiscal year ended March 31, 2002. A representative of Grant Thornton LLP plans to be present at the annual meeting with the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

     A copy of our Annual Report of Stockholders for the fiscal year ended March 31, 2002 has been provided to all stockholders as of July 17, 2002. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                           MISCELLANEOUS INFORMATION

MATTER TO BE CONSIDERED AT THE MEETING

     The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this Proxy Statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

COST OF SOLICITATION

     The cost of soliciting proxies in the accompanying form, which we estimate to be $25,000, will be paid by us. In addition to solicitations by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and we may reimburse them for their expenses in so doing. To the extent necessary in order to assure sufficient representation, our officers and regular employees may request the return of proxies personally, by telephone or telegram. The extent to which this will be necessary depends entirely upon how promptly proxies are received, and stockholders are urged to send in their proxies without delay.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than March 28, 2003 to be included in the proxy statement for that meeting.

     In addition, our by-laws require that we be given advance notice of stockholder nominations for election to the Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders. The required notice must be delivered to the Secretary of the company at our principal offices not less than 60 days and not more than 90 days prior to the first anniversary date for the initial written notice delivered to stockholders for the previous year's annual meeting of stockholders. These requirements are separate from and in addition to the SEC requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

     Pursuant to our by-laws, notice of any stockholder proposal is received after May 27, 2003, then the notice will be considered untimely and we are not required to present such proposal at the 2003 Annual Meeting. If the Board of Directors chooses to present a proposal submitted after May 27, 2003 at the 2003 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2003 Annual Meeting may exercise discretionary voting power with respect to such proposal.

     WE WILL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER AS OF THE RECORD DATE, COPIES OF THE OUR ANNUAL REPORT ON FORM 10-K, UPON WRITTEN REQUEST DELIVERED TO RONALD G. DEVOS, SECRETARY, AT THE COMPANY'S OFFICES AT 1400 OLD COUNTRY ROAD, SUITE 400, WESTBURY, NEW YORK 11590.

                                          By Order of the Board of Directors,
                                          RONALD G. DEVOS
                                          Secretary

Dated: July 26, 2002
       Westbury, New York

                                                                       EXHIBIT A

                             NATHAN'S FAMOUS, INC.

                           2002 STOCK INCENTIVE PLAN

SECTION 1

GENERAL

     1.1. Purpose. The Nathan's Famous, Inc. 2002 Stock Incentive Plan (the "Plan") has been established by Nathan's Famous, Inc. (the "Company") to secure for the Company and its Affiliates and Subsidiaries the benefits of the additional incentive inherent in the ownership of the Company's Common Stock, $0.01 par value (the "Stock"), by certain executive officers, other key employees of and consultants to the Company and its Affiliates and Subsidiaries and by Non-Employee Directors of the Company, all of whom are important to the success and the growth of the business of the Company, and to help the Company and its Affiliates and Subsidiaries secure and retain the services of such persons.

     1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the officers, key employees and consultants to the Company and its Affiliates and Non-Employee Directors to the Company, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan.

     1.3. Definitions. Capitalized terms in the Plan are defined as set forth in the Plan (including the definition provisions of subsection 8.1 of the Plan).

SECTION 2

OPTIONS

     2.1. Option. The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under the Plan will be a non-qualified option.

     2.2. Exercise Price. The "Exercise Price" of each Option granted under the Plan shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted, except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

     2.3. Exercise.

     (a) By an Employee:

          Unless otherwise provided by the Committee and except in the manner described below upon the death of the Participant, an Option may be exercised only in installments as follows: up to one-half of the subject shares on and after the first anniversary of the date of grant and up to the balance of the subject shares on and after the second such anniversary of the date of the grant of such Option but in no event later than the expiration of the term of the Option.

          An Option shall be exercisable during the Participant's lifetime only by the Participant and shall not be exercisable by the Participant unless, at all times since the date of grant and at the time of exercise, such Participant is an employee of or providing services to the Company, or any Affiliate or Subsidiary, except that, upon termination of all such employment or provision of services (other than by death, Total Disability, or by Total Disability followed by death in the circumstances provided below), the Participant may exercise an Option at any time within three months thereafter but only to the extent such Option is exercisable on the date of such termination.

          Upon termination of all such employment by Total Disability, the Participant may exercise such Options at any time within one year thereafter, but only to the extent such Option is exercisable on the date of such termination.

          In the event of the death of an Participant (i) while an employee of or providing services to the Company, or any Affiliate or Subsidiary, or
     (ii) within three months after termination of all such employment or provision of services (other than for Total Disability) or (iii) within one year after termination on account of Total Disability of all such employment or provision of services, such Participant's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the Participant may exercise such Participant's Option at any time within the period of two years from the date of death. In the case of clauses (i) and (iii) above, such Option shall be exercisable in full for all the remaining shares covered thereby, but in the case of clause (ii) such Option shall be exercisable only to the extent it was exercisable on the date of such termination of employment or service.

     (b) By Persons other than Employees:

          If the Participant is not an employee of the Company or any Affiliate or Subsidiary, the vesting of such Participant's right to exercise his Options shall be established and determined by the Committee in the Option Agreement covering the Options granted to such Participant.

          Notwithstanding the foregoing provisions regarding the exercise of an Option in the event of death, Total Disability, other termination of employment or provision of services or otherwise, in no event shall an Option be exercisable in whole or in part after the termination date provided in the Option Agreement.

     2.4. Payment of Exercise Price. The payment of the Exercise Price of an Option shall be subject to the following:

          (a) Except as provided in the remainder of this subsection 2.4, the entire Exercise Price for shares of Stock purchased upon the exercise of an Option shall be paid at the time of such exercise.

          (b) The Exercise Price shall be payable in cash or by tendering, through either actual delivery of shares or through attestation, shares of Stock held by the Participant and otherwise acceptable to the Committee, and valued at Fair Market Value as of the day prior to the day of exercise (or if the Committee determines, as of the day of exercise), or in any combination of such shares and cash, as determined by the Committee.

          (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise. In the case of an exercise arrangement described in the preceding sentence, payment of the Exercise Price may be made as soon as practicable after the exercise.

SECTION 3

RESTRICTED STOCK AWARDS

     3.1. Definitions. A "Restricted Stock" Award is a grant of shares of Stock, with such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

     3.2. Restrictions on Awards. Each Restricted Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine, including the satisfaction of conditions that must be satisfied prior to the grant of the Award; provided, that the period during which shares of stock are subject to restriction shall be no less than one year unless sooner terminated pursuant to Section 3.3; provided, further, that the restrictions may lapse ratably during such period.

     3.3 Effect of Termination of Employment or Provision of Services. Unless otherwise provided by the Committee, upon termination of a Participant's employment or provision of services to the Company or any Affiliate or Subsidiary during any restriction period for any reason other than death or Total Disability, all shares of Restricted Stock subject to a Restricted Stock Award will be forfeited to the Company. Upon termination of a Participant's employment due to death or Total Disability, all restrictions on any Restricted Stock Award will immediately lapse and the Participant will take the shares of Restricted Stock subject to a Restricted Stock Award free and clear of any such restrictions.

     3.4 Legend. Each certificate for shares transferred or issued to a Participant pursuant to a Restricted Stock Award shall be registered in the name of the Participant and shall bear the following (or a similar) legend:

        "THE CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE NATHAN'S FAMOUS, INC. 2002 STOCK INCENTIVE PLAN (THE "PLAN") APPLICABLE TO RESTRICTED SHARES AND TO
        A RESTRICTED SHARE AGREEMENT DATED           (THE "AGREEMENT"), AND MAY
        NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED, HYPOTHECATED, OR OTHERWISE DISPOSED OF OR ENCUMBERED IN ANY MANNER DURING THE RESTRICTED PERIOD SPECIFIED IN SUCH AGREEMENT. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE WITH THE SECRETARY OF THE COMPANY."

SECTION 4

OPERATION AND ADMINISTRATION

     4.1. Effective Date. Subject to the approval of the stockholders of the Company at the Company's 2002 annual meeting of stockholders, the Plan shall be effective as of June 17, 2002, the date of the adoption of the Plan by the Board of Directors (the "Effective Date"). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards are outstanding. However, except for Awards granted pursuant to commitments entered into prior to such ten-year anniversary, no Awards may be granted after the ten-year anniversary of the Effective Date.

     4.2. Shares Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

          (a) The shares of Stock may be authorized but unissued shares or treasury shares. As used herein, the term "issued" and similar terms include treasury shares delivered under an Award.

          (b) Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 300,000 shares.

          (c) Notwithstanding the terms of subsections 4.2(d) and (e), the following additional limits are imposed under the Plan.

             (i) The maximum number of shares that may be covered by Awards granted to any one employee shall be 100,000 shares. If an Award is terminated, cancelled or expires, or the shares under an Award are forfeited, the number of shares subject to the Award shall be counted for purposes of applying such limit.

             (ii) The maximum number of shares that may be issued in conjunction with Awards granted pursuant to Section 3 (relating to Restricted Stock) shall be 100,000 shares.

          (d) To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited, canceled, or expires, or if the shares are delivered but subsequently forfeited, or the shares of Stock are not delivered because the Award is used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under subsections 4.2(b) and 4.2(c)(ii). If the Exercise Price of any Option is satisfied by tendering shares of Stock to the Company (by either actual tender or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under subsections 4.2(b) and 4.2(c)(ii).

          (e) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee shall, to the extent deemed appropriate, adjust the shares of Stock that may be issued under the Plan in the same proportion and shall also so adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options; and (iv) any other adjustments that the Committee determines to be equitable.

     4.3. General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

          (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock or make any other distribution of benefits unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any stock exchange or similar entity.

          (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a on-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

     4.4. Tax Withholding. Delivery of shares of Stock or other amounts under the Plan is subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares of Stock or other amounts under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

     4.5. Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of Awards granted or outstanding under the Plan, or any other plan or arrangement of the Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or an Affiliate or Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or an Affiliate or Subsidiary, including the plans and arrangements of the Company or an Affiliate or Subsidiary assumed in business combinations.

     4.6. Dividends and Dividend Equivalents. An Award (including without limitation an Option Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

     4.7. Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

     4.8. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

     4.9. Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided, or otherwise made available, to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

     4.10. Action by Company, Affiliate or Subsidiary. Any action required or permitted to be taken by the Company or any Affiliate or Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

     4.11. Gender and Number. Where the context permits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     4.12. Limitation of Implied Rights.

     (a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate or Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Affiliate or Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.

     (b) The Plan does not constitute a contract of employment, in the case of a Participant who is an employee, or an agreement to renominate a director as a director, in the case of a Participant who is a Non-Employee Director, and selection as a Participant will not give any participating employee or Non-Employee Director the right to be retained in the employ, or remain a director, of the Company or any Affiliate or Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the Participant fulfills all conditions for receipt of such rights.

     4.13. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

SECTION 5

CHANGE IN CONTROL

     Subject to the provisions of subsection 4.2(e) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change in Control, at the option of the Committee:

          (a) All outstanding Options shall become fully exercisable.

          (b) All Restricted Stock shall become fully vested.

SECTION 6

COMMITTEE

     6.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 6. The Committee shall be selected by the Board, and shall consist of at least two members and shall be appointed from among the members of the Board. Any member of the Committee may resign or be removed by the Board and new members may be appointed by the Board. Additionally, the Committee shall be constituted so as to satisfy the non-employee director provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Unless otherwise determined by the Board, the Committee shall be the Compensation Committee. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

     6.2. Powers of Committee. The Committee's administration of the Plan shall be subject to the following:

          (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section (7), to cancel Awards.

          (b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

          (c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

          (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan, including an adjustment under subsection 4.2(e), is final and binding on all persons. Except to the extent precluded by applicable law governing discrimination in employment, decisions made by the Committee under the Plan need not be uniform with respect to Participants notwithstanding that Participants are similarly situated.

     6.3. Information to be Furnished to Committee. The Company, Affiliates and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company, Affiliates and Subsidiaries as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 7

AMENDMENT AND TERMINATION

     The Board or the Committee may, at any time, amend or terminate the Plan, except that the Board may amend the Plan to prohibit or restrict the Committee's power to amend or terminate the Plan after the time at which such amendment is adopted by the Board, and any such amendment by the Board shall not be subject to change by the Committee. Notwithstanding the foregoing sentence, (i) no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary of the former Participant), adversely affect the rights of any Participant or beneficiary under any Award prior to the date such amendment is adopted; (ii) no amendment may increase the limitations on the number of shares set forth in subsections 4.2(b) and 4.2(c) or decrease the minimum Option Exercise Price set forth in subsection 2.2, or increase the maximum term of an Option from the maximum term set forth in subsection 2.3 unless any such amendment is approved by the Company's stockholders. No outstanding Options may be repriced without the prior approval of the Company's stockholders. Adjustments pursuant to subsection 4.2(e) shall not be subject to the foregoing limitations of this Section 7.

SECTION 8

DEFINED TERMS AND GOVERNING LAW

     8.1. Defined Terms. In addition to the other definitions contained herein, the following definition ns shall apply:

          (a) Affiliate. The term "Affiliate" means any person or entity controlled by or under common control with the Company, by virtue of the ownership of voting securities, by contract or otherwise.

          (b) Award. The term "Award" shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options and Restricted Stock Awards.

          (c) Board. The term "Board" shall mean the Board of Directors of the Company.

          (d) Change in Control. The term "Change in Control" shall mean a change in control as such term is presently defined in Regulation 240.12b-(f) under the Securities Exchange Act of 1934; or if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than Nathan's or any "person" who on the date of the adoption of the 2002 Plan is a director or officer of Nathan's, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities representing twenty percent (20%) or more of the voting power of Nathan's then outstanding securities; or if during any period of two (2) consecutive years during the term of the 2002 Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority of the board.

          (e) Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

          (f) Fair Market Value. For purposes of determining the "Fair Market Value" of a share of Stock as of any date, the following rules shall apply:

             (i) If the principal market for the Stock is a national securities exchange or the Nasdaq stock market, then the "Fair Market Value" as of that date shall be the last reported sale price of the Stock on that date on the principal exchange or market on which the Stock is then listed or admitted to trading.

             (ii) If the last sale price is not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the Nasdaq stock market, then the "Fair Market Value" as of that date shall be the average between the highest bid and lowest asked prices for the Stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

             (iii) If the day is not a business day, and as a result, paragraphs
        (i) and (ii) next above are inapplicable, the "Fair Market Value" of the Stock shall be determined as of the next earlier business day. If paragraphs (i) and (ii) next above are otherwise inapplicable, then the "Fair Market Value" of the Stock shall be determined in good faith by the Committee.

          (g) Non-Employee Directors. The term "Non-Employee Director" means a member of the Board who is not an employee of the Company, any Subsidiary or of any person, directly or indirectly, controlling, controlled by or under common control with the Company and is not a member of the Board representing a particular holder of any class of securities of the Company and satisfying the conditions set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision.

          (h) Subsidiary. The term "Subsidiary" and its plural means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code Section 424(f)) with respect to the Company.

          (i) Total Disability. Means accidental bodily injury or sickness which wholly and continuously disabled a Participant. The Committee, whose decisions shall be final, shall make a determination of Total Disability.

     The following terms are defined where indicated below:

        Award Agreement    Subsection 4.10
        Committee          Subsection 6.1
        Exercise Price     Subsection 2.2
        Option             Subsection 2.1(a)
        Participant        Subsection 1.2
        Purchased Stock    Subsection 3.2
        Stock              Subsection 1.1
        Restricted
          Stock            Subsection 3.1

     8.2. Governing Law. This Plan, and all Award Agreements, shall be construed in accordance with and governed by the laws of the State of New York, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any Award Agreement, may be brought and determined only in a state court sitting in the County of Nassau, or the Federal District Court for the Eastern District of New York sitting in the County of Nassau, in the State of New York.

NATHAN'S FAMOUS, INC.
BOARD OF DIRECTORS

         The undersigned hereby appoints Wayne Norbitz and Howard M. Lorber, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in NATHAN'S FAMOUS, INC., a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held September 12, 2002 and any adjournments thereof.

The Board of Directors recommends a vote FOR the following proposals:

1. Election of the following nominees, as set forth in the proxy statement:

         [ ]     FOR all nominees listed below          [ ]     WITHHOLD AUTHORITY to vote for
                                                                all nominees listed below

          Robert J. Eide                    Howard M. Lorber
          Brian S. Genson                   Wayne Norbitz
          Barry Leistner                    Donald Perlyn
                                            A.F. Petrocelli

(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below)

2.       Adoption of the 2002 Stock Incentive Plan.

          For                 Against                          Abstain
          [ ]                 [ ]                              [ ]

3.        Upon such other business as may properly come before the meeting

                  (Continued and to be signed on reverse side)
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, SHAREHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE HEREOF.

                                         Dated:             , 2002
                                               -------------
                                                                          [L.S.]
                                     -------------------------------------
                                                                          [L.S.]
                                     -------------------------------------
                                    (Note: Please sign exactly as your name
                                    appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)

        PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.